EXHIBIT 23.8

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 6, 2004 relating to the financial statements of Business Tax Credit Corporation d/b/a The Alameda Company, which appears in First Advantage Corporation’s Report on Form 8-K/A filed on October 22, 2004. We also consent to the references to us under the heading “Experts” in this Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Tampa, Florida

December 17, 2004